POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Kemper Isely, and Heather Isely and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of1934, as amended (the "Exchange Act"), including Sections 13 and 16 of the Exchange Act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Natural Grocers by Vitamin Cottage, Inc., including but not limited to Forms 3, 4 and 5 and
Schedule 13D or Schedule 130 under the Exchange Act and any amendments thereto.
       This power of attorney shall be valid from the date hereof until revoked by the undersigned.
       IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 16th day of July, 2013.

                                             /s/ Edward Cerkovnik
                                           Name: Edward Cerkovnik